EXHIBIT 10(c)

                           GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                               September 16, 1997


USAA Investment Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 25 (the "Amendment") to the Registration Statement (No. 2-91069) on Form N-1A of USAA Investment Trust (the "Registrant") to (i) our opinion with respect to the legality of the shares of the Registrant representing interests in USAA Balanced Strategy Fund, USAA Growth Strategy Fund and USAA Income Strategy Fund, which opinion was filed with Post-Effective Amendment No. 20 to the Registration Statement and (ii) our opinion with respect to the legality of the shares of the Registrant representing interests in USAA Growth and Tax Strategy Fund, USAA Cornerstone Strategy Fund, USAA Emerging Markets Fund, USAA Gold Fund, USAA International Fund, USAA World Growth Fund, USAA GNMA Trust and USAA Treasury Money Market Trust, which opinion was filed with Post-Effective Amendment No. 21 to the Registration Statement.

     We also hereby consent to the reference to this firm in the Prospectuses under the heading "Legal Counsel" and in the Statement of Additional Information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                 Very truly yours,


                                 /s/ Goodwin, Procter & Hoar LLP
                                 -----------------------------------------------
                                 GOODWIN, PROCTER & HOAR  LLP

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